AGREEMENT

                  AGREEMENT dated as of January 10, 1997, among MEDE AMERICA CORPORATION, a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE V, L.P., a Delaware limited partnership ("WCAS V"), WELSH, CARSON, ANDERSON & STOWE VI, L.P., a Delaware limited partnership ("WCAS VI"), WILLIAM BLAIR LEVERAGED CAPITAL FUND LIMITED PARTNERSHIP, an Illinois limited partnership, ("Blair LF") and WILLIAM BLAIR CAPITAL PARTNERS V, L.P., a Delaware limited partnership, ("Blair V"; WCAS V, WCAS VI, Blair LF and Blair V being hereinafter referred to individually as a "Guarantor" and collectively as the "Guarantors").

                  WHEREAS,   the  Guarantors  are  collectively  the  owners  of
approximately 90% of the outstanding common and preferred stock of the Company;

                  WHEREAS, the Company and Bank of America Illinois (the "Bank") are parties to a Credit Agreement, dated as of December 18, 1995 (the "Credit Agreement"), providing for the extension by the Bank to the Company of a revolving line of credit in the amount of $10,000,000 (the "Line of Credit");

                  WHEREAS, the Company and the Guarantors have determined that it is imperative to the future viability of the Company that the Company enter into that certain First Amendment to Credit Agreement, dated as of January 10, 1997 (the "First Amendment"), between the Company and the Bank, providing for the amendment of the amount of the Line of Credit to enable the Bank to extend up to an additional $3,500,000 in credit to the Company (the "Additional Indebtedness"), up to an aggregate $13,500,000, to extend the maturity date for all moneys borrowed under the Credit Agreement and to amend certain other provisions of the Credit Agreement;

                  WHEREAS,  the  Bank is  unwilling  to  enter  into  the  First
Amendment or to extend the Additional Indebtedness to the Company unless the payment of the Company's obligations to the Bank thereunder is guaranteed by the Guarantors;

                  WHEREAS, in order to protect their existing substantial equity investments in the Company and to ensure the Company's future financial viability, the Guarantors are willing to assume additional financial risk in their role as stockholders of the Company by giving certain guarantees to the Bank with respect to the Line of Credit and the Additional Indebtedness; and

                  WHEREAS, in consideration of the Guarantors assuming such additional financial risk by making such guarantees the

Company is willing to issue to the Guarantors warrants to pur- chase shares of its Common Stock;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereby agree as follows:

                                       I.

                              ISSUANCE OF WARRANTS

                  Section 1.001. Issuance of Warrants. (a) Upon the agreement by each Guarantor to guarantee payment of the Additional Indebtedness, as evidenced by such Guarantor's execution of the First Amendment, the Company shall execute and deliver to such Guarantor a warrant or warrants, in the form annexed hereto as Exhibit 1 (individually a "Warrant" and collectively the "Warrants") to purchase shares of the Company's Common Stock, $.01 par value ("Common Stock"), at an initial exercise price of $1.25 per share. Each Guarantor shall be entitled to Warrants to purchase a number of shares of Common Stock equal to 84,000 shares multiplied by the percentage shown opposite such Guarantor's name in Exhibit 2 hereto in the column headed "Percentage" (hereinafter called such Guarantor's "Percentage").

                  Section 1.002. Tax and Accounting Treatment. The Company and the Guarantors agree that for federal, state and local income tax as well as for financial accounting purposes, the issuance of the Warrants by the Company to the Guarantors is in the nature of a dividend distribution and is not compensation (or a payment) for any services, and each hereby agrees to treat the issuance of the Warrants in such manner for all such purposes, all to the maximum extent permitted by applicable law.

                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to, and agrees with, the Guarantors as follows:

                  Section 2.001. Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to do business as a foreign corporation in good standing in each of the jurisdiction in which it owns or leases any real property or in which the nature of business transacted by it makes such licensing or qualification necessary and where the failure to be so licensed or qualified would have a material adverse affect on the business, operations or financial condition of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as currently conducted, to execute, deliver and perform this Agreement and the Warrants and to issue, sell and deliver the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares").

                  Section 2.002. Authorization of Agreement, etc. (a) The execution, delivery and performance by the Company of this Agreement and the Warrants, and the issuance, sale and delivery of the Warrant Shares upon exercise of the Warrants, have been duly authorized by all requisite corporate action and will not (i) violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company or any of its subsidiaries or any of their respective properties or assets is bound or affected; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or incumbrance of any nature upon any of the properties or assets of the Company or any of its subsidiaries.

                  (b) The Warrant Shares have been duly reserved for issuance upon exercise of the Warrants and, when so issued, will be duly authorized, validly issued and outstanding, fully paid and non assessable shares of Common Stock. Neither the execution and delivery of the Warrants nor the issuance and delivery of the Warrant Shares upon exercise thereof is subject to any preemptive rights of shareholders of the Company or to any right of first refusal or other similar right in favor of any person.

                  Section 2.003. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrants, when executed in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE GUARANTORS

                  Each Guarantor represents and warrants to the Company that it is acquiring the Warrants, and will, upon exercise thereof, acquire the Warrant Shares, for its own account for purpose of investment and not with a view to or for sale in connection with any distribution thereof. Each Guarantor further represents that it understands (i) that neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of their issuance in transactions exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Warrants and, upon exercise thereof, the Warrant Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from such registration, (iii) the Warrants and the Warrant Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Each Guarantor further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, affords the basis of sales of the Warrants and/or the Warrant Shares in limited amounts under certain conditions. Each Guarantor (i) acknowledges that it has had a full opportunity to request from the Company to review and has received all information deemed relevant in making a decision to enter into this Agreement and consummate the transactions contemplated thereby and (ii) will comply with the restrictions on transferability of the Warrants and Warrant Shares contained in the Warrant. Each Guarantor is an "Accredited Investor" within the meaning of Rule 501(a) of the Securities Act.

                                       IV.

                         AGREEMENTS AMONG THE GUARANTORS

                  The Guarantors agree with one another that all payments made by them pursuant to their respective guarantees hereunder shall be allocated between them in the proportions shown opposite their respective names on Exhibit 2, regardless of whether claims shall have been asserted under one Guarantor's guarantee and not the other, and without regard to any release of any guarantee by any beneficiary thereof.

                                       V.

                            AGREEMENTS OF THE COMPANY

                  The Company covenants and agrees that any right to payment received by the Guarantors in respect of the Credit Agreement, as amended, and their guaranty thereof, whether by way of purchase, subrogation or otherwise, and regardless whether and to what extent the same shall be subordinated to other indebtedness to the Banks or shall have been waived pending certain events, may be applied, both as to principal and accrued and unpaid interest, dollar for dollar, by the Guarantors, or any of them, as the purchase price of any equity securities offered by the Company to investors for cash. In addition, in the event that the Company shall be unable to make a payment under the Credit Agreement, as amended, the Guarantors shall have the right

(but not the obligation) (i) to purchase additional equity securities of the Company and (ii) to require the Company to use the net proceeds of such purchase to make such payment under the Credit Agreement, as amended. The right set forth in the preceding sentence may only be exercised upon joint approval by the Guarantors, and the securities so purchased shall be issued at fair value, based upon current market conditions for the issuance of equity securities. The Company shall use its best efforts to provide the Guarantors with sufficient notice in advance of a payment default under the Credit Agreement, as amended, to enable the Guarantors to exercise their rights under this Article V.

                                       VI.

                                  MISCELLANEOUS

                  Section 6.001. Expenses. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that the Company shall pay the fees and disbursements of the Guarantors' special counsel, Messrs. Reboul, MacMurray, Hewitt, Maynard & Kristol.

                  Section 6.002. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Warrants and the issuance, sale and delivery of the Warrant Shares.

                  Section 6.003. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  Section 6.004. Notices. All notices, requests, consent and other communications hereunder shall be in writing and shall be mailed by first class registered mail, postage prepaid, or sent by a recognized courier service addressed as follows:

                  If to the Company to it at:

                  90 Merrick Avenue, Suite 501
                  East Meadow, New York 11554
                  Fax: (516) 542-4508
                  Attention:  David M. Goldwin, Esq.

                  If to any Guarantor, to it at
                  its address as set forth in Exhibit 2
or, in any such case, at such other address or addresses as shall have been furnished in writing my such party to the others.

                  SECTION 6.005. LAW GOVERNING. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 6.006. Entire Agreement. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

                  Section 6.007. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company and the Guarantors have executed this Agreement as of the day and year first above written.

                                          MEDE AMERICA CORPORATION

                                          By
                                            ------------------------------------
                                                  Thomas P. Staudt
                                                    President and
                                                Chief Executive Officer


                                          WELSH, CARSON, ANDERSON &
                                            STOWE V, L.P.
                                          By WCAS V Partners, General Partner

                                          By
                                            -----------------------------------
                                                       General Partner

                                           WELSH, CARSON, ANDERSON &
                                                  STOWE VI, L.P.
                                          By WCAS VI Partners, L.P., General
                                            Partner


                                          By
                                            ------------------------------------
                                                      General Partner

                                          WILLIAM BLAIR LEVERAGED CAPITAL
                                           FUND LIMITED PARTNERSHIP

                                          By  William Blair Leveraged Capital
                                                   Management, L.P.

                                          By William Blair & Company,
                                                   General Partner

                                          By
                                             -----------------------------------

                                          WILLIAM BLAIR CAPITAL
                                           PARTNERS V, L.P.

                                         By William Blair Capital Partners, LLC,
                                                   General Partner

                                         By
                                             -----------------------------------

                                    Exhibit 2

         Name and Address of
             Guarantor                                          Percentage
         --------------------                                   ----------


         Welsh, Carson, Anderson & Stowe V, L.P.                   40%
           320 Park Avenue
           Suite 2500
           New York, New York 10022
         Attention:  Anthony J. de Nicola

         Welsh, Carson, Anderson & Stowe VI, L.P.                  40
           320 Park Avenue
           Suite 2500
           New York, New York 10022
         Attention:  Anthony J. de Nicola

         William Blair Leveraged                                    6.7
           Capital Fund  Limited Partnership
           222 W. Adams Street
           Chicago, Illinois  60606
         Attention:  Timothy M. Murray

         William Blair Capital                                     13.3
           Partners V, L.P.
           222 W. Adams Street
           Chicago, Illinois  60606
         Attention:  Timothy M. Murray

                                                                  100.0%
                                                                  ======

         THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
          BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            MEDE AMERICA CORPORATION
                           Stock Subscription Warrant

Warrant to Subscribe                                            January 10, 1997
for 33,600 shares

                           Void After January 10, 2007
                           ---------------------------

                             ---------------------

                  THIS CERTIFIES that, for value received, WELSH, CARSON, ANDERSON & STOWE V, L.P., a Delaware limited partnership ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from MEDE AMERICA CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.25 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Exercise Price"), at any time prior to January 10, 2007, up to THIRTY-THREE THOUSAND SIX HUNDRED (33,600) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and each other warrant issued pursuant to the Agreement, dated as of January 10, 1997 (the "Agreement"), among the Corporation and the stockholders of the Corporation named therein, and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".

                  Section 1.  Exercise of Warrant.

                  (a) Method of Exercise. The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, and as further provided below in this Section 1:

                  (i) Cash Exercise. By payment to the Corporation of the Warrant Exercise Price in cash or by certified or offi- cial bank check, for each share being purchased;

                  (ii) Surrender of Indebtedness of or Claims Against Corporation. By surrender to the Corporation for cancellation of any indebtedness of or claim against the Corporation (including without limitation any claim against the Corporation as subrogee in the event the Holder shall have performed under its guarantee under the First Amendment, as contemplated by the Agreement), or of any portion thereof, for which credit shall be given toward the Warrant Exercise Price for each share being acquired on a dollar-for-dollar basis with reference to the principal amount canceled;

                  (iii) Net Issue Exercise. By an election to receive shares the aggregate fair market value of which as of the date of exercise is equal to the fair market value of this Warrant (or the portion thereof being exercised) on such date, in which event the Corporation, upon receipt of notice of such election, shall issue to the holder hereof a number of shares of the Corporation's Common Stock equal to (A) the number of shares of Common Stock acquirable upon exercise of all or any portion of this Warrant being exercised, as at such date, multiplied by
         (B) the balance remaining after deducting (x) the Warrant Exercise Price, as in effect on such date, from (y) the fair market value of one share of the Corporation's Common Stock as at such date and dividing the result by (C) such fair market value; or

                  (iv) Combined Payment Method. By satisfaction of the Warrant Exercise Price for each share being acquired in any combination of two or more of the methods described in clauses (i), (ii) and (iii) above.

                  (b) Mandatory Exercise. Upon the consummation of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the sale of the Corporation's Common Stock at a price to the public of $3.00 or more (such price as from time to time to be adjusted in the manner provided for in paragraphs (d), (h) and (j) for the adjustment of the Warrant Exercise Price), this Warrant, to the extent not previously exercised, shall be surrendered (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation, accompanied by payment to the Corporation of the Warrant Exercise Price by one or more of the methods specified in clauses (a)(i)-(iv) above; and to the extent not so surrendered, it shall be deemed exercised in the manner provided in clause (a)(iii) above and, upon delivery of the shares of Common Stock determined in accordance therewith, this Warrant shall be canceled.

                  (c) Definition of Fair Market Value.  For the purposes of this
         Section 1, "fair market value" shall mean, as to any security, as follows: if that security is listed or admitted to trading on one or more national securities exchanges, the average of the last reported sales prices per share regular way or, in case no such reported sales takes place on any such day, the average of the last reported bid and asked prices per share regular way, in either case on the principal national securities exchange on which that security is listed or admitted to trading, for the 20 trading days immediately preceding the date upon which the fair market value is determined (the "Determination Date"); if that security is not listed or admitted to trading on a national securities exchange but is quoted by the NASD Automated Quotation System ("NASDAQ"), the average of the last reported sales prices per share regular way or, in case no reported sale takes place on any such day or the last reported sales prices are not then quoted by NASDAQ, the average for each such day of the last reported bid and asked prices per share, for the 20 trading days immediately preceding the Determination Date as furnished by the National Quotation Bureau Incorporated or any similar successor organization; and if that security is not listed or admitted to trading on a national securities exchange or quoted by NASDAQ or any other nationally recognized quotation service, the "fair market value" shall be the fair value thereof determined jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock acquirable upon exercise of the Warrants, provided, however, that if such parties are unable to reach agreement within a reasonable time, the "fair market value" shall be determined in good faith by an independent investment banking firm selected jointly by the Corporation and the registered holders of Warrants outstanding representing a majority of the shares of Common Stock issuable upon exercise of the Warrants or, if that selection cannot be made within 15 days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules. Anything in this paragraph (c) to the contrary notwithstanding, the fair market value of this Warrant or any portion thereof as of any Determination Date shall be equal to (i) the fair market value of the shares of Common Stock issuable upon exercise of this Warrant (or such portion thereof), (determined in accordance with the foregoing provisions of this paragraph (c)), minus (ii) the aggregate Warrant Exercise Price of this Warrant (or such portion thereof).

                  (d) Delivery of Certificates, Etc. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time, not exceeding ten days, after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Exercise Price and any applicable taxes was made, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

                  Section 2. Adjustment of Number of Shares. Upon each adjustment of the Warrant Exercise Price as provided in Section 3, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest tenth of a share) obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

                  Section 3. Adjustment of Price Upon Issuance of Common Stock. If and whenever the Corporation shall issue or sell any shares of its Common Stock for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale the Warrant Exercise Price shall be reduced to the price (calculated to the nearest $.01) determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of all outstanding Convertible Securities (as hereinafter defined) or exercise of outstanding Warrants multiplied by the then existing Warrant Exercise Price, and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of all outstanding Convertible Securities or exercise of outstanding Warrants). No adjustments of the Warrant Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                  For purposes of this Section 3, the following paragraphs (a) to (p), inclusive, shall also be applicable:

                  (a)  Issuance  of Rights or  Options.  In case at any time the
         Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options", and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Warrant Exercise Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph (c), no adjustment of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                  (b)   Issuance  of   Convertible   Securities.   In  case  the
         Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (i) except as otherwise provided in paragraph (c) below, no adjustment of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Warrant Exercise Price have been or are to be made pursuant to other provisions of this Section 3, no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

                  (c) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph (a), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph (a) or (b), or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Exercise Price in effect at the time of such event shall forthwith be readjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Exercise Price then in effect hereunder shall forthwith be increased to the Warrant Exercise Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

         If the purchase price provided for in any such Option referred to in paragraph (a) or the rate at which any Convertible Securities referred to in paragraph (a) or (b) are convertible into or exchangeable for Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Security, the Warrant Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Warrant Exercise Price then in effect hereunder is thereby reduced.

                  (d) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued in a subdivision of outstanding shares as provided in paragraph (h) below.

                  (e) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this paragraph (e) upon any issuance and/or sale, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment of shares of Common Stock, Options or Convertible Securities, shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the Federal and/or State income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Corporation of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Corporation for stock or other securities of any corporation, the Corporation shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Exercise Price, the determination of the number of shares of Common Stock receivable under this Warrant immediately prior to such merger, consolidation or sale, for purposes of paragraph (j), shall be made after giving effect to such adjustment of the Warrant Exercise Price.

                  (f) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them
         (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (g) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 3.

                  (h) Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (i) Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Warrant Exercise Price in the case of the issuance of shares of Common Stock upon exercise of employee stock options approved by the Board of Directors of the Corporation.

                  (j) Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization or reclassi- fication of the capital stock of the Corporation or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of the Warrants shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of such Warrant or Warrants, such shares of stock, securities or assets (including cash) as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such exercise rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Warrant Exercise Price to the value for the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the Warrant Exercise Price in effect immediately prior to such reorganization or reclassifica- tion). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Warrant Exercise Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets of properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of the Warrants at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  (k) Notice of Adjustment. Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of the Warrants at the address of such holder as shown on the books of the Corporation, which notice shall state the Warrant Exercise Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (l) Certain Events. If any event occurs as to which in the opinion of the Board of Directors of the Corporation the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of this Warrant, in accordance with the essential intent and principles of such provisions to protect against dilution, then such Board of Directors shall in good faith make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such exercise rights as aforesaid.

                  (m) Stock to Be Reserved.  The  Corporation  will at all times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective Warrant Exercise Price. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock issued and issuable after such action upon exercise of this Warrant would exceed the total number of shares of Common Stock then authorized by the Corporation's Articles of Incorporation. The Corporation has not granted and will not grant any right of first refusal with respect to shares issuable upon exercise of this Warrant, and there are no preemptive rights associated with such shares.

                  (n) Issue Tax. The issuance of certificates for shares of Common Stock upon exercise of the Warrants shall be made without charge to the holders of such Warrants for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of any holder of the Warrants.

                  (o) Closing of Books. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                  (p) Definition of Common Stock. As used herein the term "Common Stock" shall mean and include the Common Stock, $.01 par value, of the Corporation as authorized on the date hereof and also any capital stock of any class of the Corporation hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided, however, that the shares purchasable pursuant to this Warrant shall include only shares designated as Common Stock, $.01 par value, of the Corporation on the date hereof, or shares of any class or classes resulting from any reclassification or reclassifications thereof which are not limited to any such fixed sum or percentage and are not subject to redemption by the Corporation and, in case at any time there shall be more than one such resulting class, the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                  Section 4.  Notices of Record Dates.  In the event of

                  (1) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (2) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any transfer of all or substantially all the assets of the Corporation to or consolidation or merger of the Corporation with or into any other corporation, or

                  (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then and in each such event the Corporation will give notice to the holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassifi- cation, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 20 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or to a favorable vote of stockholders, if either is required.

                  Section 5.  [omitted]

                  Section 6. No Stockholder Rights or Liabilities. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation. No provi- sion hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumera- tion herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Warrant Exercise Price or as a stockholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

                  Section 7. Investment Representation and Legend. The holder, by acceptance of the Warrant, represents and warrants to the Corporation that it is acquiring the Warrant and the shares of Common Stock (or other securities) issuable upon the exercise hereof for investment purposes only and not with a view towards the resale or other distribution thereof and agrees that (a) it will not offer, sell, transfer, encumber or otherwise dispose of the Warrant or any of the shares of Common Stock (or other securities) issuable upon the exercise hereof unless either (i) there is an effective registration statement under said Act relating thereto or (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required; and (b) the Corporation may affix upon this Warrant the following legend:

                  "This Warrant has been issued in reliance upon the representation of the holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933."

The holder, by acceptance of this Warrant, further agrees that the Corporation may affix the following legend to certificates for shares of Common Stock issued upon exercise of this Warrant:

                  "The securities represented by this certificate have been issued in reliance upon the representation of the holder that they have been acquired for investment and not with a view toward the resale or other distribution thereof, and have not been registered under the Securities Act of 1933. Neither the securities evidenced hereby, nor any interest therein, may be offered, sold, transferred, encumbered or otherwise disposed of unless either (i) there is an effective registration statement under said Act relating thereto or (ii) the Corporation has received an opinion of counsel, reasonably satisfactory in form and substance to the Corporation, stating that such registration is not required."

                  Section 8. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

                  Section 9. Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed, if to the holder to such holder at the address shown on such holder's Warrant or at such other address as shall have been furnished to the Corporation by notice from such holder. All notices, requests and other communications required or permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by certified or registered mail, postage prepaid and addressed to the Corporation at such address as shall have been furnished to the holder by notice from the Corporation.

                  IN WITNESS WHEREOF, MedE America Corporation has executed this Warrant on and as of the day and year first above written.

                                                 MEDE AMERICA CORPORATION

                                                 By
                                                   -----------------------------

                             SUBSCRIPTION AGREEMENT

To:

Dated:

                  The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase shares of Common Stock of MedE America Corporation, a Delaware Corporation (the "Corporation") covered by such Warrant, and makes payment herewith in full therefor [at the price per share provided by such Warrant [in cash] [by surrender of indebtedness of the Corporation as provided in Section 1(a)(ii) of such Warrant] [as provided in Section 1(a)(iii) of such Warrant].

                                             Signature
                                                       -------------------------

                                             -----------------------------------


                                             Address
                                                    ----------------------------

                                             -----------------------------------

         THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            MEDE AMERICA CORPORATION
                           Stock Subscription Warrant

Warrant to Subscribe                                            January 10, 1997
for 33,600 shares

                           Void After January 10, 2007
                           ---------------------------

                              -------------------

                  THIS CERTIFIES that, for value received, WELSH, CARSON, ANDERSON & STOWE VI, L.P., a Delaware limited partnership ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from MEDE AMERICA CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.25 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Exercise Price"), at any time prior to January 10, 2007, up to THIRTY-THREE THOUSAND SIX HUNDRED (33,600) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and each other warrant issued pursuant to the Agreement, dated as of January 10, 1997 (the "Agreement"), among the Corporation and the stockholders of the Corporation named therein, and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".

         THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            MEDE AMERICA CORPORATION
                           Stock Subscription Warrant

Warrant to Subscribe                                            January 10, 1997
for 5,628 shares

                           Void After January 10, 2007
                           ---------------------------

                              -------------------

                  THIS CERTIFIES that, for value received, WILLIAM BLAIR LEVERAGED CAPITAL FUND LIMITED PARTNERSHIP, an Illinois limited partnership ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from MEDE AMERICA CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.25 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Exercise Price"), at any time prior to January 10, 2007, up to FIVE THOUSAND SIX HUNDRED TWENTY-EIGHT (5,628) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and each other warrant issued pursuant to the Agreement, dated as of January 10, 1997 (the "Agreement"), among the Corporation and the stockholders of the Corporation named therein, and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".

         THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.


                           Stock Subscription Warrant

Warrant to Subscribe                                            January 10, 1997
for 11,172 shares

                           Void After January 10, 2007
                           ---------------------------

                              -------------------

                  THIS CERTIFIES that, for value received, WILLIAM BLAIR CAPITAL PARTNERS V, L.P., a Delaware limited partnership ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from MEDE AMERICA CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.25 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant Exercise Price"), at any time prior to January 10, 2007, up to ELEVEN THOUSAND ONE HUNDRED SEVENTY-TWO (11,172) (subject to adjustment as hereinafter provided) fully paid and nonassessable shares of Common Stock, $.01 par value, of the Corporation (hereinafter called the "Common Stock"), subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and each other warrant issued pursuant to the Agreement, dated as of January 10, 1997 (the "Agreement"), among the Corporation and the stockholders of the Corporation named therein, and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".

                                    Exhibit 1



                                 Form of Warrant
                                 ---------------

         THIS WARRANT HAS BEEN ISSUED IN RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS THE RESALE OR OTHER DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE
           BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                            MEDE AMERICA CORPORATION
                           Stock Subscription Warrant

Warrant to Subscribe                                           January    , 1997
for [       ] shares


                            Void After January , 2007
                            -------------------------

                             ----------------------

THIS CERTIFIES that, for value received, [ ], a [ ] limited partnership ("Holder"), or its registered assigns, is entitled to subscribe for and purchase from MEDE AMERICA CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), at the price of $1.25 per share (such price as from time to time to be adjusted as hereinafter provided being hereinafter called the "Warrant
Exercise Price"), at any time prior to January [       ] , 2007, up to [       ]
([        ]) (subject to  adjustment  as  hereinafter  provided) fully  paid and nonassessable shares of Common Stock, $.01 par value, of the provisions Corporation (hereinafter called the "Common Stock"), subject, however, to the and upon the terms and conditions hereinafter set forth. This Warrant and any warrant or warrants subsequently issued upon exchange or transfer hereof and each other warrant issued pursuant to the Agreement, dated as of January [ ], 1997 (the "Agreement"), among the Corporation and the stockholders of the Corporation named therein, and any warrant or warrants subsequently issued upon exchange or transfer thereof, are hereinafter collectively called the "Warrants".